EXHIBIT 1.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed by Weston Presidio Service Company, LLC on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is not accurate. It is understood and agreed that a copy of this Agreement shall be attached as an exhibit of the foregoing statement on Schedule 13D.

Dated: February 14, 2003

WESTON PRESIDIO CAPITAL MANAGEMENT IV, LLC

By:	/s/ Michael P. Lazarus
Michael P. Lazarus
Managing Member

By:	/s/ Michael F. Cronin
Michael F. Cronin
Managing Member

WESTON PRESIDIO CAPITAL IV, L.P. By: Weston Presidio Capital Management IV, LLC

By:	/s/ Michael P. Lazarus
Michael P. Lazarus
Managing Member

WPC ENTREPRENEUR FUND II, L.P. By: Weston Presidio Capital Management IV, LLC

By:	/s/ Michael P. Lazarus
Michael P. Lazarus
Managing Member

/s/ Michael F. Cronin Michael F. Cronin

/s/ Michael P. Lazarus Michael P. Lazarus